SUB-ITEM 77Q1(a)

                              MFS SERIES TRUST VII

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the Declaration), of MFS Series Trust VII (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Capital Opportunities Fund, a series of the Trust, have been terminated.


         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


110375

ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights PostalCodeOH  PostalCode44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac

PostalCodePostalCodeDallas PostalCodeTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

PostalCodePostalCode177 Old Briarcliff Road

Briarcliff PostalCodePostalCodeManor PostalCodeNY  PostalCode10510


J. ATWOOD IVES

PostalCodeJ. Atwood Ives
PostalCodePostalCode17 West Cedar Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02108










ROBERT J. MANNING

Robert J. Manning

PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907

PostalCodePostalCodeLAWRENCE T. PERERA

PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN

Robert C. Pozen

PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT

J. Dale Sherratt
PostalCodePostalCode86 Farm Road

Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen

PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108





                                SUB-ITEM 77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust VII, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.